Exhibit 107.1

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Awaysis Capital, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee(3)
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share(4)	457(o)	—	—	$13,142,852	0.00015310	$2,012.18

Fees Previously Paid(5)	Equity	Common stock, par value $0.01 per share	457(a)	60,031,866	$1.00	$60,031,866	0.00014760	$8,860.70

			Total Offering Amounts			$13,142,852	0.00015310	$2,012.18
			Total Fees Previously Paid					$8,860.70
			Total Fee Offsets					$—
			Net Fees Due					$0

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of common stock that may become issuable as a result of any stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(4)	Includes up to an additional 15% of the aggregate offering price to cover a 45-day option granted to the underwriters to purchase additional shares of our common stock to cover over-allotments, if any.

(5)	Represents the registration of 60,031,866 shares of common stock for resale by the holders of such shares, pursuant to this registration statement. Subsequently, the Registrant converted this registration statement into a primary offering of its common stock. Accordingly, the registration fee previously determined in connection with this registration statement is higher than the total offering amounts resulting in net fees due of zero.